Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SATIXFY COMMUNICATIONS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, no par value, previously issued pursuant to the SatixFy Communications Ltd. 2020 Share Award Plan	457(c) and 457(h)	3,907,810 (2)	$0.42	$1,641,280.20 (4)	$0.0001476	$242.26
Equity	Ordinary shares, no par value, previously issued pursuant to the SatixFy Communications Ltd. 2020 Share Award Plan	457(c) and 457(h)	342,245 (3)	$0.42	$143,742.90 (4)	$0.0001476	$21.22
Total Offering Amounts					$1,785,023.10		$263.48
Total Fee Offsets							-
Net Fee Due							$263.48

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers ordinary shares, no par value (“Ordinary Shares”), of SatixFy Communications Ltd. (the “Company” or “Registrant”) (i) authorized for issuance under the SatixFy Communications Ltd. 2020 Share Award Plan (as amended and restated) (the “2020 Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Ordinary Shares that may become issuable under the 2020 Plan by reason of any stock split, stock dividend or similar transaction involving Ordinary Shares.

(2)	Represents the number of additional Ordinary Shares reserved for future issuance under the Plan.

(3)	Represents Ordinary Shares issuable upon the vesting and settlement of outstanding restricted share units granted under the 2020 Plan.

(4)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based on the average of the high and low prices of the ADSs as reported on The Nasdaq Capital Market on November 29, 2023, rounded up to the nearest penny.